Exhibit 10.14.10

FIRST AMENDMENT TO

RESTRICTED STOCK AWARD AGREEMENT

FEBRUARY 27, 2011 AWARD

THIS FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT (“Amendment”) is made effective and entered into as of April 8, 2011, by and between PIER 1 IMPORTS, INC., a Delaware corporation (the “Company”), and ALEXANDER W. SMITH (the “Grantee”).

WHEREAS, on February 27, 2011 the Company and Grantee entered into a Restricted Stock Award Agreement (“Agreement”) for a time-based Restricted Stock Award under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, as restated and amended (the “Plan”); and

WHEREAS, the Company and the Grantee desire to amend the Restricted Stock Award Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Section 4 of the Agreement is deleted in its entirety and replaced with the following language:

4.        Voting and Dividend Rights. With respect to the Common Stock covered by this Award for which the restrictions have not lapsed, the Grantee shall have the right to vote such shares, but shall not receive any cash dividends paid with respect to such shares. Any dividend or distribution payable with respect to restricted shares of Common Stock covered by this Award that shall be paid in shares of Common Stock shall be subject to the same restrictions provided for herein. Any other form of dividend or distribution payable on shares of the restricted shares of Common Stock covered by this Award, and any consideration receivable for or in conversion of or exchange for the restricted shares of Common Stock covered by this Award, unless otherwise determined by the Committee, shall be subject to the terms and conditions of this Restricted Stock Award Agreement or with such modifications thereof as the Committee may provide in its absolute discretion.

2.        Except as amended by this Amendment, the Agreement is ratified and remains unchanged. Capitalized terms not otherwise defined herein shall have the same meanings set forth for such terms in the Plan. If there is a conflict between the provisions of this Amendment and the provisions of the Agreement this Amendment controls.

IN WITNESS WHEREOF, the Grantee has executed this Amendment, and the Company has caused its duly authorized corporate officer to execute this Amendment to be effective April 8, 2011.

COMPANY:	GRANTEE:
Pier 1 Imports, Inc.

By:
Michael A. Carter	Alexander W. Smith
Senior V.P. and General Counsel,
Secretary